Exhibit 10.4

Early Exercise

Legend for Merging:

[AAAA] = Date of Grant

[BBBB] = Name of Optionee

[CCCC] = Number of Shares

[DDDD] = Exercise Price

[EEEE] = Vesting Start Date

[FFFF] = Type of Option (i.e., ISO or NSO)

Other Actions:

•                  Confirm use of this form is for an option grant with early exercise features

•                  Confirm or modify Vesting Schedule below (in this Notice of Stock Option Grant), including any acceleration features if applicable

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

INVITAE CORPORATION
2010 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

InVitae Corporation (f/k/a Locus Development, Inc.) (the “Company”) hereby grants you the following Option to purchase shares of its common stock (“Shares”).  The terms and conditions of this Option are set forth in the Stock Option Agreement and the InVitae Corporation 2010 Stock Incentive Plan (the “Plan”), both of which are attached to and made a part of this document.

Date of Grant:	[AAAA]

Name of Optionee:	[BBBB]

Number of Option Shares:	[CCCC]

Exercise Price per Share:

$[DDDD] (The Exercise Price per Share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. If Optionee is a Ten-Percent Stockholder, the Exercise Price per Share of an ISO must be at least one hundred ten percent (110%) of Fair Market Value.)

INVITAE CORPORATION
NOTICE OF STOCK OPTION GRANT

1

Vesting Start Date:	[EEEE]

Type of Option:	[FFFF]

Vesting Schedule:

Subject to the terms and conditions set forth in Section 2 of the Stock Option Agreement, the Option vests with respect to the first 25% of the Shares when the Optionee completes 12 months of continuous Service after the Vesting Start Date, and with respect to an additional 1/48th of the Shares when the Optionee completes each full month of continuous Service thereafter.

By signing this document, you acknowledge receipt of a copy of the Plan, and agree that:  (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement, the Plan document and “Notice of Exercise and Common Stock Purchase Agreement” (the “Exercise Notice”); (b) you hereby make the purchaser’s investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that the Stock Option Agreement, including its cover sheet and attachments, constitutes the entire understanding between you and the Company regarding this Option, and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to this Option prior to signing this cover sheet and that you have either consulted such counsel or voluntarily declined to consult such counsel.

[BBBB]	INVITAE CORPORATION

By:

Its:

2

INVITAE CORPORATION

2010 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 1.                         KIND OF OPTION.

This Option is intended to be either an incentive stock option intended to meet the requirements of Section 422 of the Internal Revenue Code (an “ISO”) or a non-statutory option (an “NSO”), which is not intended to meet the requirements of an ISO, as indicated in the Notice of Stock Option Grant.  Even if this Option is designated as an ISO, it shall be deemed to be an NSO to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

SECTION 2.                         VESTING.

Subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Agreement”), your Option and the Shares shall vest in accordance with the schedule set forth in the Notice of Stock Option Grant.  If your Option is granted in consideration of your Service as an Employee or a Consultant, after your Service as an Employee or a Consultant terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Employee or a Consultant terminates.  If your Option is granted in consideration of your Service as an Outside Director, after your Service as an Outside Director terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Outside Director terminates.

SECTION 3.                         TERM.

Your Option will expire in any event at the close of business at Company headquarters on the date that is ten (10) years after the Date of Grant; provided, however, that if your Option is an ISO it will expire five (5) years after the Date of Grant if you are a Ten-Percent Stockholder of the Company (the “Expiration Date”).  Also, your Option will expire earlier if your Service terminates, as described below.

SECTION 4.                         REGULAR TERMINATION.

(a)                                 If your Service terminates for any reason except death or Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service.  During that three (3) month period, you may exercise the portion of your Option that was vested on your termination date.  Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

INVITAE CORPORATION
STOCK OPTION AGREEMENT

(b)                                 If your Option is an ISO and you exercise it more than three months after termination of your Service as an Employee for any reason other than death or Disability expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will cease to be eligible for ISO tax treatment.

(c)                                  Your Option will cease to be eligible for ISO tax treatment if you exercise it more than three (3) months after the ninetieth (90th) day of a bona fide leave of absence approved by the Company, unless you return to employment immediately upon termination of such leave or your right to reemployment after your leave was guaranteed by statute or contract.

SECTION 5.                         DEATH.

If you die while in Service with the Company, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death.  During that twelve (12) month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death.  Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

SECTION 6.                         DISABILITY.

(a)                                 If your Service terminates because of a Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.  During that twelve (12) month period, you may exercise that portion of your Option that was vested on the date of your Disability.  “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.  Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)                                 If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Service as an Employee.

SECTION 7.                         EXERCISING YOUR OPTION.

To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement (the “Exercise Notice”), attached as Exhibit A.  You must submit this form, together with full payment, to the Company.  Your exercise will be effective when it is received by the Company.  If you exercise your Option prior to vesting as provided in Section 8, you must also sign an Assignment Separate from Certificate attached as Exhibit C.  If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

SECTION 8.                         EXERCISE OF OPTION BEFORE VESTING.

If you wish, you may exercise your Option before it is vested (“Early Exercise”).  The Company may in its sole and absolute discretion prohibit you from undertaking an Early Exercise at any time prior to the expiration of six (6) months from the Date of Grant.  Your Option Shares will be subject to a repurchase right which shall lapse according to the same vesting schedule applicable had you not exercised your Option.  The repurchase right allows the Company to repurchase the unvested Shares for the Exercise Price.  If you exercise this Option before it is vested, you should consider making an election under Section 83(b) of the Internal Revenue Code (the “83(b) Election”), a form of which can be found on page E-3 of Exhibit E.  Please review the document entitled “U.S. Federal Tax Information” attached as Exhibit F.  A general explanation of Early Exercise can be found on page F-3 of Exhibit F.  The 83(b) Election must be filed within thirty (30) days after the date you exercise all or any portion of your Option in which you are not vested.

YOU SHOULD CONSULT A TAX AND/OR FINANCIAL ADVISOR BEFORE EXERCISING PRIOR TO VESTING.

SECTION 9.                         PAYMENT FORMS.

When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in cash or cash equivalents.  Alternatively, you may pay all or part of the Exercise Price by surrendering, or attesting to ownership of, Shares already owned by you, unless such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise.  To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case as determined by the Company, you also may exercise your Option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if requested, applicable withholding taxes.  The Company will provide the forms necessary to make such a cashless exercise.  The Board may permit such other payment forms as it deems appropriate, subject to applicable laws, regulations and rules.

SECTION 10.                  TAX WITHHOLDING AND REPORTING.

(a)                                 You will not be allowed to exercise this Option unless you pay, or make acceptable arrangements to pay, any taxes required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.  You hereby authorize withholding from payroll or any other payment due you from the Company or your employer to satisfy any such withholding tax obligation.

(b)                                 If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition.

(c)                                  By signing this Agreement, you explicitly and unambiguously consent and agree to assume any liability for fringe benefit tax that may be payable by the Company and/or your employer in connection with this Option to the extent permitted under applicable law.  Further, by signing this Agreement, you agree that the Company and/or your employer may collect the fringe benefit tax from you by any reasonable method established by the Company and/or your employer.  You further agree to execute any other consents or elections required to accomplish the above, promptly upon request of the Company and/or your employer.

SECTION 11.                  RIGHT OF FIRST REFUSAL.

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have a “Right of First Refusal” with respect to such Shares in accordance with the provisions of the Exercise Notice.

SECTION 12.                  RESALE RESTRICTIONS/MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Company’s initial public offering, you may be prohibited from engaging in any transaction with respect to any of the Company’s common stock without the prior written consent of the Company or its underwriters in accordance with the provisions of the Exercise Notice.

SECTION 13.                  TRANSFER OF OPTION.

Prior to your death, only you may exercise this Option.  This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.  For instance, you may not sell this Option or use it as security for a loan.  If you attempt to do any of these things, this Option will immediately become invalid.  You may, however, dispose of this Option in your will.  Regardless of any marital property settlement agreement, the Company is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your Option in any other way. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by you to a revocable trust or to one or more family members or to a trust established for your benefit and/or one or more of your family members to the extent permitted by the Plan.

SECTION 14.                  RETENTION RIGHTS.

This Agreement does not give you the right to be retained by the Company in any capacity.  The Company reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.

SECTION 15.                  STOCKHOLDER RIGHTS.

Neither you nor your estate or heirs have any rights as a stockholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

SECTION 16.                  ADJUSTMENTS.

In the event of a stock split, a stock dividend or a similar change in the Company’s Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan.  Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity as set forth in the Plan.

SECTION 17.                  LEGENDS.

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL, STATE AND FOREIGN SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF.  SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY.  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST

FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED.  THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 18.                  TAX DISCLAIMER.

You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option.  The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation.  For your information, a memorandum that briefly summarizes current U.S. federal income tax law relating to certain aspects of stock options is attached hereto as Exhibit F.  Please note that this memorandum does not purport to be complete.  Although the Company will make available to you general tax information about stock options, you agree that the Company shall not be held liable or responsible for making such information available to you or for any tax or financial consequences that you may incur in connection with your Option.

In addition, as noted in Exhibit F, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences under new Section 409A of the Internal Revenue Code, which is generally effective January 1, 2005.  The Board has made a good faith determination that the exercise price per share of the Option is not less than the fair market value of the Shares underlying your Option on the Date of Grant.  It is possible, however, that the Internal Revenue Service could later challenge that determination and assert that the fair market value of the Shares underlying your Option was greater on the Date of Grant than the exercise price determined by the Board, which could result in immediate income tax upon the vesting of your Option (whether or not exercised) and a 20% tax penalty (plus applicable state penalties), as well as the loss of incentive stock option status (if applicable).  The Company gives no assurance that such adverse tax consequences will not occur and specifically assumes no responsibility therefor.  By accepting this Option, you acknowledge that any tax liability or other adverse tax consequences to you resulting from the grant of the Option will be the responsibility of, and will be borne entirely by, you.  YOU ARE THEREFORE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.

SECTION 19.                  THE PLAN AND OTHER AGREEMENTS.

The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement are defined in the Plan.  The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option.  Any prior agreements, commitments or negotiations concerning this Option are superseded.

SECTION 20.                  MISCELLANEOUS PROVISIONS.

(a)                                 You understand and acknowledge that: (i) the Plan is entirely discretionary; (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time; (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount; and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(b)                                 The value of this Option shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c)                                  You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(d)                                 You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(e)                                  You consent to the collection, use and transfer of personal data as described in this Subsection.  You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”).  You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan.  You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere.  You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf.  You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection by contacting the Human Resources Department of the Company in writing.

SECTION 21.                  APPLICABLE LAW.

This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice of law provisions).

EXHIBIT A

INVITAE CORPORATION 2010 STOCK INCENTIVE PLAN
NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is dated as of                  ,       , between InVitae Corporation (the “Company”), and [BBBB] (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company granted Purchaser a stock option on [AAAA] (the “Date of Grant”) pursuant to a stock option agreement (the “Option Agreement”) under which Purchaser has the right to purchase up to [CCCC] shares of the Company’s common stock (the “Option Shares”); and

WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the InVitae Corporation 2010 Stock Incentive Plan (the “Plan”).  Certain capitalized terms used in this Agreement are defined in the Plan.

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1.                                     PURCHASE OF SHARES.

(a)                                 Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser               shares of the Company’s common stock (the “Common Stock”) for the Exercise Price per share specified in the Notice of Stock Option Grant payable by personal check, cashier’s check, money order or otherwise as permitted by the Option Agreement.  Payment shall be delivered at the Closing, as such term is defined below.

(b)                                 The closing (the “Closing”) under this Agreement shall occur at the offices of the Company as of the date hereof, or such other time and place as may be designated by the Company (the “Closing Date”).

SECTION 2.                                     REPURCHASE RIGHT.

All shares of Common Stock purchased by Purchaser pursuant to this Agreement that have not vested under the terms of the Option Agreement, together with any shares of Common Stock issued as a dividend or other distribution on, in exchange for or upon the conversion of such unvested Stock (collectively, the “Subject Shares”) shall be subject to the following right of repurchase by the Company (the “Repurchase Right”).

INVITAE CORPORATION

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 3.                                     EXERCISE OF REPURCHASE RIGHT.

Upon termination of Purchaser’s Services to the Company (the “Termination Date”), the Company shall have the right to purchase from Purchaser all Subject Shares as of the Termination Date.  The Company shall be deemed to have exercised its Repurchase Right automatically for all Subject Shares as of the Termination Date, unless within ninety (90) days thereafter, the Company notifies the holder of the Subject Shares pursuant to Section 16 that it will not exercise its Repurchase Rights as to some or all of the Subject Shares.

The repurchase price per share shall be the lower of (i) the Exercise Price per share paid by Purchaser for such shares pursuant to this Agreement and (ii) the Fair Market Value per share on the Termination Date.  The Repurchase Right shall lapse with respect to the Subject Shares in accordance with the vesting schedule in the Option Agreement.

The certificate(s) representing the shares to be repurchased shall be delivered to the Company properly endorsed for transfer.  The Company shall, concurrently with the receipt of such certificate(s), pay to Purchaser the repurchase price determined according to Section 2, above.  The repurchase price shall be paid, at the option of the Company, by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

SECTION 4.                                     WAIVER, ASSIGNMENT, EXPIRATION OF REPURCHASE RIGHT.

If the Company determines not to exercise the Repurchase Right as to all or a portion of the Subject Shares, the Company may, in the discretion of its Board of Directors, assign the Repurchase Right to any other holder or holders of preferred or common stock of the Company in such proportions as such Board of Directors may determine.  In the event of such an assignment, the Board may require that the assignee pay to the Company in cash an amount equal to the fair market value of the Repurchase Right.  The Company shall promptly, prior to expiration of the ninety (90) day period referred to in Section 3 above, notify Purchaser of the number of Subject Shares subject to the Repurchase Right assigned to such stockholders and shall notify both Purchaser and the assignees of the time, place and date for settlement of such purchase, which must be made within ninety (90) days from the Termination Date.  In the event that the Company and/or such assignees elect not to exercise the Repurchase Right as to all or part of the Subject Shares, the Repurchase Right shall expire as to all shares which the Company and/or such assignees have elected not to purchase.

SECTION 5.                                     ESCROW OF SHARES.

(a)                                 To ensure that Purchaser’s unvested Shares are delivered to the Company upon its exercise of its Repurchase Right, Purchaser agrees at the Closing under this Agreement, to deliver to and deposit with the escrow agent (the “Escrow Agent”) named in the Joint Escrow Instructions attached as Exhibit B, the certificate(s) evidencing the unvested Shares and an Assignment Separate from Certificate executed by Purchaser (with date and number of shares in blank) in the form attached as Exhibit C.  The certificate(s) evidencing the unvested Shares and the Assignment Separate from Certificate shall be delivered to the Escrow Agent and held under the Joint Escrow Instructions, which shall be delivered to the Escrow Agent at the Closing under this Agreement.

(b)                                 Within thirty (30) days after the last day of each successive completed calendar quarter after the Closing Date, if Purchaser so requests, the Escrow Agent shall deliver to Purchaser certificates representing so many shares of Common Stock as are no longer subject to the Repurchase Right (less such shares as have been previously delivered).  Ninety (90) days after the Termination Date, the Company shall direct the Escrow Agent to deliver to Purchaser a certificate or certificates representing the number of shares not repurchased by the Company or its assignees pursuant to exercise of the Repurchase Right (less such shares as have been previously delivered).

SECTION 6.                                     ADJUSTMENT OF SHARES.

Subject to the provisions of the Certificate of Incorporation of the Company, if (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other cash or property to which Purchaser is entitled by reason of Purchaser’s ownership of the shares shall be immediately subject to the Repurchase Right and the Right of First Refusal, as defined below, with the same force and effect as the shares subject to the Repurchase Right and the Right of First Refusal.  While the total repurchase price shall remain the same after each such event, the repurchase price per share upon exercise of the Repurchase Right shall be appropriately and equitably adjusted as determined by the Board of Directors of the Company.  Appropriate adjustments shall also be made to the number and/or class of shares subject to the Repurchase Right and the Right of First Refusal to reflect the exchange or distribution of such securities.  In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Repurchase Right and Right of First Refusal may be exercised by the Company’s successor.

SECTION 7.                                     THE COMPANY’S RIGHT OF FIRST REFUSAL.

Before any shares of Common Stock registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Company as follows (the “Right of First Refusal”):

(a)                                 Purchaser shall promptly deliver a notice (“Notice”) to the Company stating: (i) Purchaser’s bona fide intention to sell or transfer such shares; (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer; (iii) the price for which Purchaser proposes to sell or transfer such shares; (iv) the name of the proposed purchaser or transferee; and (v) proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable U.S. federal, state or foreign securities laws.  The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Company’s Right of First Refusal as set forth herein.

(b)                                 Within thirty (30) days after receipt of the Notice, the Company may elect to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice.  If the Company elects not to purchase all or any portion of the shares, the Company may assign its right to purchase all or any portion of the shares.  The assignees may elect within thirty (30) days after receipt by the Company of the Notice to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice.  An election to purchase shall be made by written notice to Purchaser.  Payment for shares purchased pursuant to this Section 7 shall be made within thirty (30) days after receipt of the Notice by the Company and, at the option of the Company, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

(c)                                  If all or any portion of the shares to which the Notice refers are not elected to be purchased, as provided in Section 7(b), Purchaser may sell those shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within sixty (60) days of the date of said Notice to the Company, and provided, further, that any such sale is made in compliance with applicable U.S. federal, state and foreign securities laws and not in violation of any other contractual restrictions to which Purchaser is bound.  The third-party purchaser shall be bound by, and shall acquire the shares of stock subject to, the provisions of this Agreement, including the Company’s Right of First Refusal.

(d)                                 Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Company’s Right of First Refusal and shall require compliance with the procedures described in this Section 7.

(e)                                  Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

(f)                                   Notwithstanding the above, neither the Company nor any assignee of the Company under this Section 7 shall have any right under this Section 7 at any time subsequent to the closing of a public offering of the common stock of the Company pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(g)                                  This Section 7 shall not apply to (i) a transfer by will or intestate succession, or (ii) a transfer to one or more members of Purchaser’s Immediate Family (defined below) or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser’s Immediate Family, provided that the transferee agrees in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser.  The transferee shall execute a copy of the attached Exhibit D and file the same with the Secretary of the Company.

SECTION 8.                                     PURCHASER’S RIGHTS AFTER EXERCISE OF REPURCHASE RIGHT OR RIGHT OF FIRST REFUSAL.

If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Sections 2 and 7 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 9.                                     TRANSFER BY PURCHASER TO CERTAIN PEOPLE.

(a)                                 Notwithstanding anything herein to the contrary, Purchaser may not transfer, assign, encumber or otherwise dispose of any Subject Shares without the Company’s written consent, except that Purchaser may transfer Subject Shares to one or more members of Purchaser’s Immediate Family (as defined below), or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser’s Immediate Family, provided that the transferee agrees in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser.  The transferee shall execute a copy of Exhibit D and file the same with the Secretary of the Company.

(b)                                 For purposes of this Agreement, Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

SECTION 10.                              LEGEND OF SHARES.

All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE AND APPLICABLE

FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF.  SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY.  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED.  THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 11.                              PURCHASER’S INVESTMENT REPRESENTATIONS.

(a)                                 This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control.  By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Common Stock.

(b)                                 Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. federal, state or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. federal, state or foreign securities laws and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

(c)                                  Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock (including a disposition under Section 9 of this Agreement), unless and until: (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition; and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Common Stock under applicable U.S. federal, state or foreign securities laws or (B) appropriate action necessary for compliance with the U.S. federal, state or foreign securities laws has been taken; or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Subsection.

(d)                                 With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar U.S. federal registration statement, this Subsection shall apply unless the transaction is covered by the exemption in California Corporations Code Section 25102(o) or a similar broad-based exemption.  In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(e)                                  Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended, or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period.  Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 12.                              NO DUTY TO TRANSFER IN VIOLATION OF THIS AGREEMENT.

The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 13.                              RIGHTS OF PURCHASER.

(a)                                 Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Common Stock.

(b)                                 Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Company, or a parent or subsidiary of the Company in any capacity.  The Company reserves the right to terminate Purchaser’s Service at any time and for any reason without thereby incurring any liability to Purchaser.

SECTION 14.                              RESALE RESTRICTIONS/MARKET STAND-OFF.

Purchaser hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters.  Such period of time shall not exceed one hundred eighty (180) days; provided, however, that if either (a) during the last seventeen (17) days of such one hundred eighty (180) day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such one hundred eighty (180) day period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, then the restrictions imposed during such one hundred eighty (180) day period shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; and provided, further, that in the event the Company or the underwriter requests that the one hundred eighty (180) day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty (180) day period shall continue to apply to the extent requested by the Company or the underwriter to comply with such law, rules, regulations or trading policies.  Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  To enforce the provisions of this Section, the

Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 15.                              OTHER NECESSARY ACTIONS.

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 16.                              NOTICE.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

SECTION 17.                              SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns.  The failure of the Company in any instance to exercise the Repurchase Right or Right of First Refusal described herein shall not constitute a waiver of any other Repurchase Right or Right of First Refusal that may subsequently arise under the provisions of this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 18.                              APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

SECTION 19.                              NO STATE QUALIFICATION.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION 20.                              NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 21.                              ENTIRE AGREEMENT.

This Agreement, the Option Agreement and the Plan constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INVITAE CORPORATION	[BBBB] (PURCHASER)

By:
Signature
Its:

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

           ,

To Secretary

InVitae Corporation

Dear Sir or Madam:

As Escrow Agent for InVitae Corporation (the “Company”), and [BBBB] (the “Purchaser”), you are authorized and directed to hold the Assignment Separate from Certificate form(s) executed by Purchaser and the certificate(s) of stock representing Purchaser’s unvested shares purchased in accordance with the terms of the notice of exercise and common stock purchase agreement (the “Agreement”) and stock option agreement (the “Option Agreement”) entered into between the Company and Purchaser, in accordance with the following instructions:

1.                                      In the event that the Company elects to exercise the Repurchase Right as described in Section 2 of the Agreement, Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated, and to promptly deliver the stock certificates.

2.                                      At the closing, you are directed: (a) to date the Assignment Separate from Certificate form(s) necessary for the transfer in question; (b) to fill in the number of shares being transferred; and (c) to deliver the form(s), together with the certificate or certificates evidencing the shares to be transferred, to the Company.  The Company shall simultaneously deliver to you the repurchase price for the number of shares being purchased pursuant to the exercise of the Repurchase Right.

3.                                      Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you under this letter and any additions and substitutions to the shares as defined in the Agreement.  Purchaser irrevocably appoints you as his or her attorney-in-fact and agent for the term of this escrow to execute, with respect to the shares of stock, all documents necessary or appropriate to make such securities negotiable and to complete any transaction contemplated by these Joint Escrow Instructions.  Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges, including but not limited to, the right to vote and to receive dividends (if any), of a stockholder of the Company while the shares are held by you.

4.                                      In accordance with the terms of Section 5 of the Agreement, you may, from time to time, deliver to Purchaser a certificate or certificates representing shares that are no longer subject to the Repurchase Right.

INVITAE CORPORATION

EXHIBIT B TO STOCK OPTION AGREEMENT

JOINT ESCROW INSTRUCTIONS

5.                                      This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

6.                                      If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver them to Purchaser and shall be discharged from all further obligations under these Joint Escrow Instructions.

7.                                      Your duties under these Joint Escrow Instructions may be altered, amended, modified or revoked only by a writing signed by all of the parties.

8.                                      You shall be obligated to perform the duties described in these Joint Escrow Instructions and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act or omission as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act or omission by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9.                                      You are expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties under these Joint Escrow Instructions or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10.                               You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for under these Joint Escrow Instructions.

11.                               You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12.                               You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations under these Joint Escrow Instructions and may rely upon the advice of such counsel.

13.                               Your responsibilities as Escrow Agent under these Joint Escrow Instructions shall terminate if you shall cease to be employed by the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

14.                               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations under these Joint Escrow Instructions, the parties shall furnish such instruments.

15.                               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you under these Joint Escrow Instructions, you are authorized and directed to retain in your possession without liability to anyone all or any part of the securities until the dispute is settled either by mutual written agreement of the parties or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected.  You are under no duty whatsoever to institute or defend against any such proceedings.

16.                               Any notice required or permitted under these Joint Escrow Instructions shall be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties.

17.                               By signing these Joint Escrow Instructions, you become a party only for the purpose of these Joint Escrow Instructions; you do not become a party to the Agreement.

18.                               This instrument shall be governed by and construed in accordance with the laws of the State of California.

19.                               This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

INVITAE CORPORATION

By:

Its:

ESCROW AGENT:		[BBBB] (PURCHASER)

Signature		Signature

INSTRUCTIONS:  YOU MUST SIGN THIS LETTER IF YOU ARE EXERCISING PRIOR TO VESTING (“EARLY EXERCISE”).  IF YOU ARE NOT EARLY EXERCISING, DO NOT COMPLETE THIS FORM.

EXHIBIT C

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [BBBB] sells, assigns and transfers to InVitae Corporation (the “Company”) or its assignee                    [print the number of shares] (                [# of shares]) shares of the Common Stock of the Company (the “Shares”), standing in his or her name on the books of the Company represented by Certificate No.                    and irrevocably constitutes and appoints the Secretary of the Company as Attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

Dated:                                     ,          .

[BBBB]

(Signature)

Spousal Consent (if applicable)

                                 (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Printed Name

Signature

INSTRUCTIONS:  YOU MUST SIGN THIS FORM IF YOU ARE EXERCISING PRIOR TO VESTING (“EARLY EXERCISE”).  IF YOU ARE NOT EARLY EXERCISING, DO NOT COMPLETE THIS FORM.  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.  THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS “REPURCHASE RIGHT” SET FORTH IN THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES.

INVITAE CORPORATION

EXHIBIT C TO STOCK OPTION AGREEMENT

ASSIGNMENT SEPARATE FROM CERTIFICATE

C-1

EXHIBIT D

ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
BY THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT OF
INVITAE CORPORATION

The undersigned, as transferee of shares of InVitae Corporation hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of InVitae Corporation and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated:                                  ,        .

(Signature of Transferee)

(Printed Name of Transferee)

INVITAE CORPORATION

EXHIBIT D TO STOCK OPTION AGREEMENT

ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND BY THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

D-1

EXHIBIT E

STEP-BY-STEP INSTRUCTIONS TO
MAKE A SECTION 83(b) ELECTION

WORD OF CAUTION: IF YOU CHOOSE TO FILE A SECTION 83(b) ELECTION, YOU MUST FILE YOUR SECTION 83(b) ELECTION FORM WITH THE IRS NO LATER THAN 30 DAYS FOLLOWING THE DATE ON WHICH YOU SIGN THE NOTICE OF EXERCISE (EXHIBIT A) AND PAY THE EXERCISE PRICE.  THE 30-DAY DEADLINE IS ABSOLUTE AND CANNOT BE WAIVED UNDER ANY CIRCUMSTANCES.  ALSO, ONCE FILED, YOUR SECTION 83(b) ELECTION FORM MAY NOT BE REVOKED, EXCEPT WITH THE CONSENT OF THE IRS (WHICH CONSENT IS GENERALLY DENIED).

THESE INSTRUCTIONS ARE DISTRIBUTED MERELY FOR CONVENIENCE IN THE EVENT YOU CHOOSE TO FILE AN 83(b) ELECTION.  THEY SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION OR TO MAKE AN 83(b) ELECTION.  EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

Step 1.                                                           Complete and execute the 83(b) Form found on page E-4 of this Exhibit E (the “83(b) Form”).  Do not fill in the blank in paragraph 6, which relates to the fair market value of the property at the time of transfer.  Submit the 83(b) Form to the Company and ask that the Company insert the per share fair market value of the shares in paragraph 6 of the 83(b) Form.

Step 2.                                                           Make four copies of the executed and completed 83(b) Form.

Step 3.                                                           Mail: (a) the cover letter on page E-3; (b) the original executed 83(b) Form on page E-4; and (c) if you are exercising an ISO, the Special Election Form on page E-5 to the Internal Revenue Service Center where you file your U.S. federal income tax return.

PLEASE NOTE THAT IF YOU ARE EXERCISING AN ISO FOR UNVESTED SHARES, AN 83(b) ELECTION WILL NOT BE EFFECTIVE TO LIMIT THE AMOUNT OF ORDINARY INCOME THAT YOU MAY BE REQUIRED TO

Internal Revenue Service regulations generally provide that, for the purpose of avoiding federal tax penalties, a taxpayer may rely only on formal written advice meeting specific requirements.  The tax discussion in this document does not meet those requirements.  Accordingly, the tax discussion was not intended or written to be used, and it cannot be used, for the purpose of avoiding federal tax penalties that may be imposed on you.  Further, the tax discussion in this document could be considered to support the promotion or marketing of the transaction or matter discussed herein.  You and any other person reading the tax discussion should seek advice based on his, her or its particular circumstances from an independent tax advisor.

RECOGNIZE ON A DISQUALIFYING DISPOSITION, ACCORDING TO U.S. TREASURY REGULATIONS.  PLEASE SEE SUMMARY OF U.S. FEDERAL TAX INFORMATION AT EXHIBIT F AND CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE EARLY EXERCISE OF AN ISO.

The tax, if any, arising out of your election does not have to be paid until you file your tax return for the taxable year in which you purchased your option shares (except to the extent that withholding taxes or estimated taxes are payable).  The forms must be filed no later than 30 days following the date on which you sign the Notice of Exercise (Exhibit A) and pay the exercise price.  The 30-day deadline is absolute and cannot be waived under any circumstances.  The filing is deemed to be made on the date that the forms are mailed from the post office, i.e., the postmark date.  Mail the forms by registered or certified mail, return receipt requested, so that you have proof that you filed the forms within the 30-day period.  If you miss the deadline, you will be taxed on your option shares as they vest based on the value of the shares at that time.  Your 83(b) filing with the Internal Revenue Service is deemed to cause a similar election with the California Franchise Tax Board for California income tax purposes.  If you do not reside in California, you should seek local tax advice on whether you must make a separate filing with your state of residence.

Step 4.                                                           Mail or submit a copy of the filing with the Company on the same day that you file the 83(b) Form, and make sure that you retain copies of the forms for your records and for filing with your tax returns (see Step 5).

Step 5.                                                           File copies of the forms with your U.S. federal tax (and state tax, if appropriate) returns for the taxable year in which you purchased your option shares.

INVITAE CORPORATION

EXHIBIT E TO STOCK OPTION AGREEMENT

STEP-BY-STEP INSTRUCTIONS TO MAKE A SECTION 83(b) ELECTION

[BBBB]
[Optionee’s Address]

[Date]

VIA CERTIFIED MAIL

Return Receipt Requested

Receipt [enter receipt # here]

Internal Revenue Service Center

[Appropriate IRS center address]

Re:  Election Under Section 83(b) of the Internal Revenue Code

Ladies and Gentlemen:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986 relating to the issuance of                    shares of InVitae Corporation Common Stock.

Also enclosed is a copy of the 83(b) election and a stamped, self-addressed envelope.  Please acknowledge receipt of these materials by stamping the enclosed copy of the 83(b) election with the date of receipt and returning it to me.

Thank you for your attention to this matter.

Very truly yours,

[BBBB]

Enclosures

cc:  InVitae Corporation w/ encs.

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code of 1986, pursuant to Treasury Regulation section 1.83-2.

1.  The taxpayer who performed the services is:

Name of Optionee: [BBBB]

Optionee’s Address:

Optionee’s Social Security Number:

2.  The property with respect to which the election is being made is                            shares of common stock of InVitae Corporation, a California corporation (the “Company”).

3.  The property was transferred on                             , 200    .  (Date of Exercise)

4.  The taxable year in which the election is being made is the calendar year 200    .

5.  If for any reason the taxpayer’s service with the issuer is terminated, the property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price without interest.  The issuer’s repurchase right lapses in a series of installments over a               year period.

6.  The Fair Market Value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $              per share.

7.  The amount paid for such property is $                            .

8.  A copy of this statement was furnished to the Company for whom the taxpayer rendered the service underlying the transfer of property.

9.  This statement is executed as of                                              , 200     .

Spouse (if any)	[BBBB]: Taxpayer

SPECIAL ELECTION PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE WITH RESPECT TO PROPERTY
ACQUIRED UPON EXERCISE OF AN INCENTIVE STOCK OPTION

The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, it is the intent of the Taxpayer to utilize this election to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares.  In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares.

This election is intended to be effective to the full extent permitted under the Code.

EXHIBIT F

U.S. FEDERAL TAX INFORMATION

(Current as of August 2010)

The following memorandum briefly summarizes current U.S. federal income tax law.  The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant.  A taxpayer’s particular situation may be such that some variation of the basic rules is applicable to him or her.  In addition, the U.S. federal income tax laws and regulations are revised frequently and may change again in the future.  Each participant is urged to consult a tax advisor, both with respect to U.S. federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any shares of stock acquired under the Plan.

Initial Grant of Options

The grant of an option, whether a nonqualified or nonstatutory stock option (“NSO”) or an incentive stock option (“ISO”), is not a taxable event for the optionee, and the Company obtains no deduction for the grant of the option.  Note, however, that under new Section 409A of the Internal Revenue Code, which is generally effective January 1, 2005, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences, including immediate income tax upon the vesting of the option (whether or not exercised) and a 20% tax penalty (plus applicable state penalties).

Nonqualified or Nonstatutory Stock Options

The exercise of an NSO is a taxable event to the optionee.  The amount by which the fair market value of the shares on the date of exercise exceeds the exercise price (the “spread”) will be taxed to the optionee as ordinary income.  The spread will also be considered “wages” for purposes of FICA taxes.  The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee from the exercise of the option that is reported to the IRS by the optionee or the Company.  In general, the optionee’s tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of exercise.  Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the

Internal Revenue Service regulations generally provide that, for the purpose of avoiding federal tax penalties, a taxpayer may rely only on formal written advice meeting specific requirements.  The tax discussion in this document does not meet those requirements.  Accordingly, the tax discussion was not intended or written to be used, and it cannot be used, for the purpose of avoiding federal tax penalties that may be imposed on you.  Further, the tax discussion in this document could be considered to support the promotion or marketing of the transaction or matter discussed herein.  You and any other person reading the tax discussion should seek advice based on his, her or its particular circumstances from an independent tax advisor.

required holding period before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

The capital gains holding periods are complex.  If shares are held for more than one year, the maximum tax rate on the gain is currently fifteen percent (15%) for gain recognized on or after May 6, 2003, and before January 1, 2011.  Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply.  The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs.  The optionee’s basis in the new shares is the same as his or her basis in the old shares, and the capital gains holding period runs without interruption from the date when the old shares were acquired.  The value of any new shares received by the optionee in excess of the number of old shares surrendered minus any cash the optionee pays for the new shares will be taxed as ordinary income.  The optionee’s basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date.  The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares.  Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

Incentive Stock Options

The holder of an ISO will not be subject to U.S. federal income tax upon the exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Company on the exercise date (or the holder’s employment terminated within the three (3) months preceding the exercise date).  Exceptions to this exercise timing requirement apply in the event the optionee dies or becomes disabled.  A subsequent sale of the shares received upon the exercise of an ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one (1) year after the exercise of the ISO and more than two (2) years after the grant of the ISO.  In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income and the Company will be entitled to a corresponding deduction, generally equal to the amount of ordinary income recognized by the optionee from the disqualifying disposition that is reported to the IRS by the optionee or the Company.

Favorable tax treatment is accorded to an optionee only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed one hundred thousand dollars ($100,000).  If ISOs for shares whose aggregate value exceeds one hundred thousand dollars ($100,000) become exercisable in the same calendar year, the excess will be treated as NSOs.

INVITAE CORPORATION

EXHIBIT F TO STOCK OPTION AGREEMENT

U.S. FEDERAL TAX INFORMATION

A special rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO.  If the optionee has not held the old shares for the full duration of the applicable holding periods, then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares.  As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages.  In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

Alternative Minimum Tax

Alternative minimum tax is paid when such tax exceeds a taxpayer’s regular U.S. federal income tax.  Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for U.S. federal income tax purposes, modified by certain adjustments and increased by tax preference items.

The “spread” under an ISO—that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price—is classified as alternative minimum taxable income for the year of exercise.  Alternative minimum taxable income may be subject to the alternative minimum tax.  However, if the shares of stock purchased upon the exercise of an ISO are sold in the same taxable year in which they are acquired, then the amount includible in the taxpayer’s alternative minimum taxable income will in no event exceed the amount realized upon such sale less the option exercise price paid for those shares.

In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale.  The portion of a taxpayer’s alternative minimum tax attributable to certain items of tax preference (including the spread upon the exercise of an ISO) can be credited against the taxpayer’s regular liability in later years subject to certain limitations.

Withholding Taxes

Exercise of an NSO produces taxable income which is subject to withholding.  The Company will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable U.S. federal, state and local withholding tax requirements.

U.S. federal tax law does not require unrecognized gain on exercise of an ISO to be treated as “wages” for the purposes of FICA taxes.

Early Exercise

If an optionee is permitted to exercise an option before the optionee’s rights in the shares subject to the option are vested, the tax aspects of such an “early exercise” will be as follows:

Incentive Stock Options

When an ISO is exercised, the spread is a “preference” item in the year of exercise, which is taken into account in computing an optionee’s alternative minimum tax.  One technique which might enable an optionee to minimize the amount recognized as alternative minimum tax income is to exercise the option at or near the date of grant when the spread is nonexistent or small.  If the option is not vested, the optionee would also make an election under Section 83(b) of the Code (“Section 83(b) Election”) within thirty (30) days after the date of exercise.  In this way the optionee will pay alternative minimum tax based on the spread on the date of exercise instead of the spread on the date the shares vest.  The exercise of the option also begins the one-year holding requirement under Section 422 of the Code that applies after the exercise of an ISO.

However, according to U.S. Treasury Regulations issued in August, 2004, an 83(b) Election will not be effective for purposes of measuring the amount of ordinary income in the event of a disqualifying disposition of the ISO Shares, and ordinary income will be recognized in an amount equal to the spread on the date the shares vest, instead of the spread on the date the ISO is exercised.  For this reason, an optionee is urged to consult with a tax advisor before electing to exercise an ISO for unvested shares.

Nonstatutory Stock Options

If the option is not an ISO but instead is an NSO, exercise prior to vesting and timely filing of a Section 83(b) Election will accomplish two things (1) it will start the capital gains holding period running, and (2) it will prevent the optionee from being taxed (at ordinary income tax rates) upon vesting, if, at that time, the fair market value of the stock has increased from the date of grant.  Of course, when the shares are sold, the gain will be taxed according to how long the shares have been held.

Forfeiture of Unvested Shares

If service with the Company terminates before the shares are vested, the Company may repurchase the shares at the original purchase price of the shares.  If you had made a Section 83(b) Election, you will not be entitled to deduct as a loss any income recognized on exercise of the option if the fair market value of the stock had exceeded the exercise price at that time.

THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION OR TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE CODE.

EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.